EXHIBIT 10.3

                                  VENCOR, INC.

                              PURCHASE AGREEMENT

       THIS PURCHASE AGREEMENT (the "Agreement" is made and entered into as of the 1st day of October, 1998 by and between Vencor, Inc., a Delaware corporation, on its own behalf and on behalf of certain owned or controlled entities listed in Exhibit A ("Buyer") and Carrington Laboratories, Inc., having its principal place of business at 2001 Walnut Hill Lane, Irving, TX 75038, ("Seller").

       AGREEMENT:

       1. Agreement to Purchase. Upon receipt of a Purchase Order, Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase from Seller, the following described products or services at the prices set forth herein, subject to and in accordance with the terms and conditions, covenants and agreements of the Terms and Conditions attached hereto as Exhibit B and incorporated herein by reference and subject to the terms regarding quantity contained in such Purchase Order.

       2.  Products  and  Prices.    See  Exhibit  C.    Pricing firm until
  September 30, 2001.

           F.O.B.: Destination

           Payment Terms: Per Dealer

       3. Term. The term of this Agreement shall be for a period commencing on the 1st day of October, 1998 and expiring on the 30th day of September, 2001. Terms and condition for this Agreement are firm for this period, unless specifically provided herein.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

  VENCOR, INC.                     CARRINGTON LABORATORIES, INC.



  By:    /s/ Michael Lobier        By:      /s/ Kirk Meares

  Title:  Chief Operating Officer  Title: Vice President, Sales & Marketing
           ("Buyer")                           ("Seller")

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                                                                  EXHIBIT B

                             TERMS AND CONDITIONS

       1. Inconsistent Terms. In the event of any inconsistency or conflict among the terms and conditions of this Agreement, the inconsistency or conflict shall be resolved by giving the contract documents the following order of precedence: (a) the standard terms and conditions contained in this Exhibit, (2) any terms and conditions expressly incorporated by reference in this Agreement, (3) any other terms and conditions that may be a part of this Agreement.

       2. Changes. Buyer may make changes within the general scope of this Agreement, but no additional charge not authorized in writing by Buyer will be allowed. Seller shall notify Buyer within five days after receipt of a notice of change if the change will affect the delivery schedule or price.

       3.  Extras.    No  additional  charges or extras not set out in this
  Agreement will be allowed or paid. This includes, without limitation, freight, packing, marking, handling, expediting, insurance or storage.

       4. Variations in Quantities. Any variation between the quantities specified and the quantities accepted by Buyer will not constitute a failure by Buyer to comply with this Agreement, provided the variation does not exceed five percent of the quantities specified. Payment shall be adjusted accordingly.

       5. Right to Inspect Rejected Goods. Payment before inspection of goods shall not constitute acceptance. Buyer may, but need not, inspect the goods covered by this Agreement at all reasonable times and places during their manufacture and before and after delivery; they shall be subject to final inspection by Buyer and acceptance at destination. Anything not in accordance with the specifications may, at Buyer's option, either be returned or held for Seller's instruction. Inspection, reshipment and return costs incurred with respect to nonconforming or defective goods will be borne by Seller. Unless Buyer directs, Seller shall not replace returned goods.

       6. Packing. Seller shall package all shipments hereunder in accordance with the requirements specified in this Agreement or, if such are not specified, in accordance with standard commercial practices. Each shipment must contain a packing list indicating purchase agreement number, item numbers and other identifying information corresponding to that set out on the face of this Agreement.

       7. Marking. Prior to shipment, each package shall be clearly marked with Buyer's purchase agreement number, shipping symbols, serial numbers, weights, measurements and other identification as may be directed by Buyer or reasonably necessary to facilitate due delivery.

       8.  Price.    All  prices  are for goods delivered F.O.B. to Buyer's
  specified  destination, freight prepaid, and represent the entire cost to
  Buyer,  unless  specifically  stated  otherwise.    This  means that they
  include, without limitation, all charges for engineering, labor, overhead and similar items.
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       9.  Compliance  with  Laws,  Regulations and Codes.  Seller warrants that all goods furnished hereunder will comply with, and be manufactured, priced, sold and labeled in compliance with applicable federal, state and local laws, codes, rules, regulations, orders and ordinances, including, without limitation, environmental protection, energy and labor laws and regulations and applicable industry codes and standards.

       10. Equal Employment Opportunity Policy. As a subcontractor (as that term is defined in 41 CFR [S] 60-1.3) for Buyer (who is a prime contractor as that term is defined in 41 CFR [S] 60-1.3), Seller agrees, if applicable, to comply with the Equal Employment Opportunity policies provided in Executive Order 11246 (as set forth in 41 CFR [S] 60-1.4(a) and incorporated herein by reference), the Rehabilitation Act of 1973 (as set forth in 41 CFR [S]60-741.5(a) and incorporated herein by reference), and the Vietnam Era Veterans Readjustment Assistance Act (as set forth in 41 CFR [S] 60-250.4 and incorporated herein by reference).

       11. Open Records. If applicable to the subject matter of this Agreement and pursuant to the requirement of 42 CFR 420.300 et. seq., Seller hereby agrees to make available to the Secretary of Health and Human Services (HHS), the Comptroller of the General Accounting Office
  (GAO), or their authorized representatives, all contracts, books, documents and records relating to the nature and extent of costs hereunder for a period of four years after the furnishing of services hereunder. In addition, Seller hereby agrees, if any services are to be provided by subcontract, to require by contract that such subcontract make available to the HHS and GAO, or their authorized representative, all contracts, books, documents and records relating to the nature and costs thereunder for a period of four years after the furnishing of services thereunder.

       12. Confidentiality. During the terms of this Agreement and surviving its expiration or termination, Seller will regard and preserve as confidential all information related to the business of Buyer and its clients and patients that may be obtained by any source as the result of this Agreement. Seller will not, without first obtaining Buyer's prior written consent, disclose to any person, firm or enterprise for use for its benefit any information relating to the pricing, methods, processes, financial data, lists, apparatus, statistics, programs, research, development or related information of Buyer, concerning past, present or future business activities or plans of Buyer, and results or terms of the provision of services performed by Seller under this Agreement. Confidential information does not include: (a) information that is in the public domain prior to the disclosure, becomes part of the public domain through no wrongful act of the Seller; (b) information that was in lawful possession of the Seller prior to the disclosure; (c) information that was independently developed by Seller outside the scope of this Agreement. Neither Seller nor Buyer shall use the name of the other in any advertising or publicity releases without securing the prior written approval of the other.

       13. Disclosure. Seller agrees to comply at all times with the regulation issued by the Department of Health and Human Services, published at 42 CFR 1001, and which relate to Seller's obligation to report and disclose discounts, rebates and other reductions to Buyer for products purchased by Buyer under this Agreement.

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       14.     Warranties.

           a. Seller warrants that the products to be supplied under this Agreement are fit and sufficient for the purpose intended; that they are merchantable, of good quality and free from defects, whether patent or latent, in materials or workmanship; and that products sold to Buyer hereunder conform to or exceed the higher of grading standards recognized by Seller's industry or United States government approved grading. Seller further warrants that it has good title to the products supplied and that the products are free and clear from all liens and encumbrances. Such warranties, together with any other warranty set forth in Seller's a advertising literature, and service warranties and guarantees, shall run to Buyer, its successors and assigns. Seller also warrants that any services provided hereunder shall (a) be performed in accordance with the conditions and requirements contained herein and (b) reflect the level of skill, knowledge and judgment required or reasonably expected of suppliers supplying comparable services.

           b. If Buyer discovers that any item of material or equipment supplied or services performed by Seller hereunder fails to conform to the above warranties, then Seller shall, at Buyer's option and at no cost to Buyer, promptly repair, replace or modify any item of material and equipment or correct or re-perform any service so that it conforms to the above warranties. Seller shall provide all labor, engineering, supervision, equipment, tools and materials necessary to effect the remedy and shall bear all expenses in connection therewith, including transportation costs. Seller shall perform its remedial obligations hereunder in a timely manner consistent with Buyer's reasonable requirements. If Seller is unable to remedy such nonconformity during a time period consistent with Buyer's reasonable requirements, Buyer may undertake to remedy the nonconformity, and in such case Seller shall reimburse Buyer for any reasonable costs thereby incurred.

       15. Indemnity. To the fullest extent permitted by law, Seller shall indemnify and hold harmless Buyer and Buyer's directors, officers, agents and employees from and against all claims, losses, liabilities, damages and expenses (including reasonable attorneys fees) for personal injury or death of persons (including, but not limited to, Buyer's employees) and damage to Buyer's property or facilities or the property of any other person or entity in any manner arising out of, caused by or connected with this Agreement or any of the material or equipment supplied or services performed hereunder. Nothing herein shall be construed as making Seller liable for any injuries, deaths or damages caused solely by the gross negligence or willful misconduct of Buyer or its agents or employees. If requested by Buyer, Seller shall undertake the defense of Buyer and its directors, officers and employees in connection with any claim or action for which they are entitled to indemnity under this paragraph.

       16.     Insurance.     Seller  shall  maintain  adequate  liability,
  employer's liability and workers compensation insurance to protect Buyer and its agents, employees and contractors with respect to the indemnity contained in Paragraph 15 and any claims under workers compensation, safety and health and similar laws and regulations. If requested, Seller
  shall  furnish   evidence  of  such  insurance  in  form   and  substance
  satisfactory to Buyer.
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       17.     Time  of the Essence; Delay.  Time is of the essence hereof.
  All goods shall be furnished and services rendered by the time or times specified in this Agreement, provided that Seller shall not be in breach if any delay is authorized in writing by Buyer or due to an act of omission of Buyer, fire, unusual transportation delay, strikes or other labor troubles beyond Seller's control, or other causes beyond Seller's
  control.    Seller  shall give Buyer immediate notice, to be confirmed in writing, of any such delay.

       18. Termination for Cause. Without prejudice to its other rights and remedies at law and in equity, either party may terminate this Agreement effective immediately upon written notice if the other party commits a breach of this Agreement, and such breach is not cured within 10 days following the time the nonbreaching party receives written notice of the breach. Buyer shall have no further liability hereunder, except for conforming deliveries previously made.

       19. Other Termination. Either party may terminate this Agreement for any reason upon 30 days written notice. Seller shall discontinue work under this Agreement immediately upon receipt of such notice and shall take all necessary steps to protect work completed. At Buyer's election, Seller shall deliver any portion of the goods, with all warranties, or shall dispose of such goods as Buyer may reasonably direct. Seller shall be entitled to (a) the agreed price of all goods delivered pursuant to this Agreement; (b) all actual costs incurred by Seller in connection with goods not completed or delivered to Buyer (except that there shall be no allowance for such goods that are Seller's standard stock); and (c) a reasonable termination fee intended to compensate Seller for unrecoverable costs incurred, provided that the total of such amounts shall not exceed the total price stated in this Agreement.

       20.     Bankruptcy.    Subject  to  applicable  bankruptcy   law, in
  the event of any proceeding by or against Seller in bankruptcy, reorganization or insolvency or for the appointment of a receiver or any assignment for the benefit of creditors, Buyer may terminate this Agreement without further liability except for conforming deliveries previously made.

       21. Title and Security Interests. If full or partial payment is made to Seller prior to the delivery of all goods or the performance of all services hereunder, title to all goods identified to this Agreement at the time of such payment or thereafter shall pass to Buyer, and Seller shall be deemed a bailee of all goods remaining in its possession, but in no event shall the risk of loss pass to Buyer until the goods are delivered to the destination specified herein and accepted. Seller agrees to maintain insurance coverage in types and amount satisfactory to Buyer for goods that are or become so identified at any time of this Agreement. Additionally, Seller grants to Buyer a security interest in all goods that are or may become so identified, which security interest shall be in addition to all other rights of Buyer under this Agreement or applicable laws, and Seller agrees to execute financing statements or such other documents as Buyer may reasonably require to perfect and protect that interest.

       22. Invoices and Payment. If freight charges are to be paid by Buyer, they shall be shown as a separate item on the invoice and the paid freight bill or receipt must be attached. Delay in receiving accurate invoices will be considered cause for withholding payment without loss of cash discount privilege. Discount periods will begin when invoices are received at Buyer's address indicated on the face hereof. Payment under this Agreement shall not constitute acceptance of defective items. If any person or entity asserts a claim or lien against Buyer or its property or facilities arising out of Seller's performance hereunder, Buyer shall have the right to retain out of any payments due or to become due to Seller an amount sufficient to protect Buyer completely from all claims, losses, damages, and expenses until the breach has been cured or the claim or lien has been satisfied, terminated or released to Buyer's satisfaction.

       23. Attorneys Fees. Should any litigation ensue between the parties hereto or their successors or assigns relating to this Agreement, and should Buyer prevail in any such litigation, Seller shall pay to Buyer an amount equal to the attorneys fees, plus any other expenses reasonably incurred by Buyer in relation to any such dispute.

       24. Governing Law and Forum Selection. The parties agree that this Agreement is to be governed by the laws of the Commonwealth of Kentucky and if either party seeks to resolve any disputes through litigation, such litigation shall be instituted and prosecuted only in a state or federal court of appropriate jurisdiction located in Louisville, Jefferson County, Kentucky.

       25. Additional Terms, Purchase Order. Buyer's purchase order (which can be supplied upon demand) and all of the terms and conditions thereof are incorporated herein. Any conflicting terms or conditions in any invoice of documents supplied by Seller are expressly rejected and shall not be included in any contract with Buyer.

       26. Personal Inducements. No personal cash, merchandise, equipment or other items of intrinsic value shall be offered by or on behalf of any particular vendor to any facility affiliated with Buyer and/or its employees or officers as an inducement to purchase from that vendor.

       27. Miscellaneous. This Agreement and the terms and conditions incorporated by reference or otherwise made a part hereof constitute the entire agreement of the parties and supersede any prior or contemporaneous agreements or understandings. Seller shall not assign or subcontract any right or obligation in this Agreement without Buyer's prior written consent. Failure by Buyer in any instance to insist upon observance or performance by Seller of any of the terms, conditions or provisions of this Agreement shall not be deemed a waiver of any such terms, conditions or provisions. No waiver shall be binding upon Buyer unless in writing and signed by Buyer and any such waiver shall be limited to the particular instance referred to. Payment of any sum to Seller by Buyer with knowledge of any breach shall not be deemed to be a waiver of such breach or any other breach. The remainder of this Agreement will not be voided by the invalidity of one or more of its provisions. The obligation of Seller in this Agreement shall survive acceptance of the goods and payment therfor by Buyer. "Buyer" means Vencor, Inc. or its subsidiary indicated on Exhibit B of this Agreement and includes its designated representatives, successors and assigns. "Seller" means the person, firm, corporation or other business entity indicated on the face of this Agreement.

       28. Year 2000. Seller represents and warrants that the provisions of products and services hereunder shall not be interrupted by the advent of the new century and that Seller currently is attempting to resolve the Year 2000 problem as it may relate to Seller's business operations, to eliminate any date ambiguity in Seller's operating systems associated with the new century, and to become Century-compliant by January 1, 2000.

       29.     Value Added Services.  See Exhibit D.